UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          June 22, 2006 (June 20, 2006)
                          Commission File No. 000-22390


                             SHARPS COMPLIANCE CORP.
             (Exact Name Of Registrant As Specified In Its Charter)

                Delaware                                    74-2657168
    (State Or Other Jurisdiction Of                       (IRS Employer
     Incorporation Or Organization)                    Identification No.)


                           9350 Kirby Drive, Suite 300
                              Houston, Texas 77054
                    (Address Of Principal Executive Offices)

               Registrant's Telephone Number, Including Area Code)
                                  713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



[GRAPHIC OMITTED]

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Item 1.01. Entry into a Material Definitive Agreement.


On June 20, 2006, the Company's Board of Directors approved the accelerated vesting of unvested stock options previously awarded to employees, officers, and directors, as of June 30, 2006, in light of new accounting regulations that will take effect on July 1, 2006. The Board took the action with the belief that it is in the best interest of stockholders, as it will reduce the Company's reported compensation expense in future periods.

As a result of the vesting acceleration, options to purchase 757,696 shares of Sharps Compliance Corp. common stock, which would otherwise have vested primarily over the next one to two years, will become exercisable immediately. Based upon the closing stock price for the Company's common stock of $0.91 per share on June 20, 2006, eighty-four percent (84%), or 637,696, of the total accelerated common stock options are "in-the-money" and have exercise prices ranging from $0.52 to $0.86 per share. Sixteen percent (16%), or 120,000, of the total accelerated stock options are "under water" or "out-of-the-money" and have exercise prices ranging from $0.95 to $1.15 per share. Of the accelerated options, 328,408 options are held by executive officers (of which 228,408 are "in-the-money"), 246,774 options are held by non-employee directors (all of which are "in-the-money"), and 182,514 options are held by other employees (of which 162,514 are "in-the-money"). In addition to the above, the vesting of annual grants to non-employee directors totaling 260,000 stock options (scheduled to be granted on June 28, 2006) will also be accelerated.

Under the recently issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" (SFAS 123R), the Company would be required to apply the expense recognition provisions beginning July 1, 2006. As a result of the acceleration, the Company expects to eliminate anticipated stock option expense of approximately $230,000 in fiscal year 2007, $130,000 in fiscal year 2008, and $55,000 in fiscal year 2009 on a pre-tax basis, based upon the Company's value calculations using the Black-Scholes methodology. The acceleration is expected to generate non-cash compensation expense of approximately $18,000 in the current quarter ending June 30, 2006.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1   Press Release dated June  22 , 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SHARPS COMPLIANCE CORP.

                                    By: /s/ David P. Tusa
                                    ---------------------------------------
                                    Executive Vice President , Chief
                                    inancial Officer and Business
                                    Development


Dated: June 22, 2006